EXHIBIT 3.123

Certified True Copy
0012044 -Signature-
(Ms. Suthiporn Kirdjang)
Registrar
(Translation)
Articles of Association
of
Combibloc Asia Ltd.
Section 1. General
1.	Unless otherwise stipulated, the provisions under the Civil and Commercial Code with respect of limited companies shall apply.
2.	Where it is considered that amendment of alteration is required on these regulations the proposal thereof shall be made to the shareholders at a General Meeting of the Shareholders in order to amend or alter under the provisions of the laws.
Section 2. Shares and Shareholders
3.	All shares of the company are ordinary shares with specified names which shall be fully paid and the share certificates of the Company shall bear a signature of at least one director and the company’s seal.
4.	The transfer of shares(s) shall be made in writing bearing the signatures of both transferor and transferee which are attested by two witnesses and shall have effect on the Company or outsider(s) provided that the Company has recorded that transfer in the Register of Shareholders.
5.	The Company shall not own and accept as a pledge its own shares.
Section 3. Directors
6.	The Board of Director of the Company shall consist of any number of members as specified by General Meeting of the Shareholders.
(Signed) /s/ Mr. Teeradej Tansuwannarat Director
- Seal -

Certified True Copy
0012044
/s/ (Ms. Suthiporn Kirdjang)
Registrar
7.	Where there is a vacancy among the Directors because of a reason other than the expiration of term of office, the Board of Directors may appoint another person to fill the vacancy, but his/her term of office shall be for the period not exceeding that period for which the retired director should have been in office.
8.	There shall be not less than half of the number of all the Directors attending a Board Meeting, which shall constitute a quorum, in discussing business operations.
9.	The Board of Directors shall assume responsibility for all the management of the Company and shall, among themselves, elect the Chairman of the Board.
Section 4. Meeting of the Shareholders
10.	There shall be a General Meeting of the Shareholders within six months from the date of registration of the Incorporation and an Annual General Meeting once a year thereafter. This Meeting shall be called Ordinary General Meeting and any other Meetings to be held shall be called Extraordinary General Meeting.
11.	The Board of Directors shall call an Extraordinary Meeting at any time as they consider appropriate, or, when the shareholders altogether holding shares totaling not less than one-fifth of all the shares of the Company and signing their names in one document may request to call an Extraordinary Meeting.
12.	Every Notice calling a General Meeting shall be advertised at least twice in a local newspaper or circulated to all shareholders not less than seven days before the Meeting.
13.	Any shareholder who cannot attend the Meeting in person may appoint a proxy to attend the Meeting on his/her behalf.
14.	At the Meeting of Shareholders, the Chairman shall preside over the Meeting. In the case where there is no Chairman or the Chairman does not attend the Meeting, the Shareholders attending the Meeting shall elect among themselves a Chairman to preside over that Meeting.
(Signed) /s/ Mr. Teeradej Tansuwannarat Director
- Seal -

Certified True Copy
0012044
/s/ Ms. Suthiporn Kirdjang
Registrar
15.	There shall be shareholders holding shares totaling not less than one-quarter of the capital attending the Meeting which will constitute a quorum. For the purpose of passing a resolution by voting, the resolution shall be adopted with majority votes. Where the votes for and against are equal, the Chairman of the Meeting shall make the final decision by giving one more vote.
Section 5. Balance Sheet
16.	The directors shall prepare a Balance Sheet showing the assets and liabilities of the Company together with a profit and loss account for each accounting period of the Company.
17.	The Balance Sheet of the Company shall be audited by at least an authorized auditor in order to submit it to the shareholders for their approval at the Annual General Meeting to be held within four months from the Balance Sheet date.
Section 6. Dividend and Reserve
18.	At every occasion when a distribution is made, the Company shall set aside a reserve in the sum of at least one-twentieth of the net profit which the Company derives from its operation and such sum shall be accumulated until the reserve is equal to one-tenth or more of the capital of the Company.
These regulations were approved at the Statutory Meeting on 18 December 1995
Baht 200 Stamp Duty Affixed
(Signed) /s/ Mr. Teeradej Tansuwannarat Director
- Seal -

Certified True Copy
0012044
/s/ Ms. Suthiporn Kirdjang
Registrar
(Translation)
Articles of Association
of
SIG Combibloc Ltd.
(Amendment)
     By the special resolutions of the Extraordinary General Meeting of Shareholders No.1/2008 held on 6 May 2008 and the Extraordinary General Meeting of Shareholders No. 2/2008 held on 21 May 2008, Articles 8 and 10 of the Articles of Association of the Company were amended as follows:
Article 8	The quorum of the Board of Directors’ meeting shall be formed by the presence of not less than half of the total number of directors. A director may at any time summon a meeting of directors by sending a notice to the other directors including by e-mail transmission or facsimile. Directors may also be invited to attend a meeting of directors by telephone call; in which case, confirmation of the meeting’s details must be sent by either e-mail or facsimile or by means of a posted or hand-delivered letter. Notification of a meeting by telephone call will constitute a formal invitation to attend. However, a director may waive the right to receive a notice or invitation to the meeting by attendance in person at the particular meeting.

The Board of Directors may adopt a resolution without holding a meeting by:
(1)	Circular Resolution: Each director may signify approval or rejection of a resolution by signing a copy of the resolution. Any such resolution binds the Company only after each director has signed a copy or copies of the resolution, indicating whether or not the director approves the resolution. All duly signed copies of the resolution shall be delivered to the Chairman and placed in the minutes book of the Company; or
(2)	Telephone Conference: A resolution of the Board of Directors may be generated by a telephone conference among or between, as the case may be, directors in different places or by a conference using any other form of communication equipment, provided that all directors are notified of the meeting, that the number of directors who participate in the meeting is sufficient to form a quorum and that each director who participates is able to hear each of the other directors addressing the meeting and is able to simultaneously respond to or communicate with the other directors. A director so

Certified True Copy
0012044
/s/ Ms. Suthiporn Kirdjang
Registrar
participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum. Such resolution shall be recorded in the minutes of the directors’ telephonic meeting, which minutes shall be duly signed by the Chairman and placed in the minutes book of the Company.
Article 10	A general meeting of the shareholders shall be held within six months after the date of registration of the incorporation and shall subsequently be held at least once in every twelve months. This meeting shall be called the ordinary general meeting and any other meetings to be held shall be called extraordinary general meetings. General meetings of the shareholders may be held inside or outside Thailand as the Board of Directors deems appropriate.
Certified that the statement is correct as per the above resolution.

- Seal -
/s/ Mr. Karl Joseph Eagle
Director
Baht 50 Stamp Duty Affixed

Certified True Copy
0012044
/s/ Ms. Suthiporn Kirdjang
Registrar
(Translation)
Articles of Association
of
SIG Combibloc Ltd.
(Amendment)
By virtue of the special resolution of the Extraordinary General Meeting No. 312008, dated 20 October 2008, Article 12 of the Articles of Association of the Company were amended as follows:
12.	Notice of a general meeting shall be published in a local newspaper at least once not less than seven (7) days prior to the date of the meeting, and shall be sent at least seven (7) days prior to the date of the meeting to all shareholders whose names appear in the share register book of the Company by receipt acknowledgement mail. However, notice of a general meeting for the passing of a special resolution shall proceed as mentioned not less than fourteen (14) days prior to the date of the meeting.
The notice of a general meeting shall specify the place, the date and the hour of the meeting, and the nature of the business to be transacted thereat. In case of the notice of a general meeting for the passing of a special resolution, the substance of the proposed resolution shall be included in the notice of the meeting.
Certified that the statement is correct as per the above resolution.

- Seal -
/s/ Mr. Karl Joseph Eagle
Director
Baht 50 Stamp Duty Affixed